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                                                                     EXHIBIT 8.1


                   [FOSTER PEPPER & SHEFELMAN PLLC LETTERHEAD]







                                  May 12, 1997



Washington Mutual, Inc.
1201 Third Avenue
Seattle, Washington 98101

Ladies and Gentlemen:

       You have requested our opinion regarding the discussion of the material U.S. federal income tax consequences under the captions "SUMMARY--Certain Federal Income Tax Consequences" and "THE WASHINGTON MUTUAL/GREAT WESTERN MERGER--Certain Federal Income Tax Consequences" in the Joint Proxy Statement/Prospectus (the "Joint Proxy Statement/Prospectus") which is included in the Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended(the "Securities Act"). The Joint Proxy Statement/Prospectus relates to the proposed merger of Great Western Financial Corporation with and into New American Capital, Inc., a wholly owned subsidiary of Washington Mutual, Inc. This opinion is delivered in accordance with the requirements of Item 601(b)(8) of Regulation S-K under the Securities Act.

       We have reviewed the Joint Proxy Statement/Prospectus and such other materials as we have deemed necessary or appropriate as a basis for our opinion described therein, and have considered the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations, pertinent judicial authorities, rulings of the Internal Revenue Service, and such other authorities as we have considered relevant to such opinion.



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       Based upon the foregoing, it is our opinion that the statements made under the captions "SUMMARY--Certain Federal Income Tax Consequences" and "THE WASHINGTON MUTUAL/GREAT WESTERN MERGER-- Certain Federal Income Tax Consequences" in the Joint Proxy Statement/Prospectus, to the extent that they constitute matters of law or legal conclusions, are correct in all material respects.

       In accordance with the requirements of Item 601(b)(23) of Regulation S-K under the Securities Act, we hereby consent to the use of our name under the caption "THE WASHINGTON MUTUAL/GREAT WESTERN MERGER--Certain Federal Income Tax Consequences" in the Joint Proxy Statement/Prospectus and to the filing of this opinion as an Exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                          Very truly yours,

                                          /s/ Foster Pepper & Shefelman PLLC